Exhibit 99.1

CoBiz Financial Announces Second Quarter 2012 Results

Net income of $6.2 million; Annualized quarterly loan growth of 21%

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.5 billion in assets, announced net income of $6.2 million for the second quarter of 2012, as compared to net income of $3.8 million for the second quarter of 2011.  Net income available to common shareholders was $0.14 per diluted common share versus $0.08 per diluted common share in the prior-year quarter.

Financial Highlights — Second quarter 2012

•             After preferred dividends, net income available to common shareholders increased $2.5 million, or 88%, to $5.4 million from $2.9 million for the quarter ended June 30, 2011.

•             The Company continued to have success growing loans. Outstanding loans increased 5.3% (21.1% annualized) or $88.2 million during the quarter, building on the 2.5% (10.1% annualized) loan increase achieved in the first quarter of 2012.

•             Continued improvement in credit quality led to a $1.8 million negative provision expense in the second quarter of 2012.

Financial Summary

	Quarter ended			2Q12 change vs.
(in thousands)	2Q12	1Q12	2Q11	1Q12		2Q11
Net interest income before provision	$23,624	$23,303	$24,331	$321	1.4%	$(707)	(2.9)%
Provision for loan losses	(1,820)	(70)	1,982	(1,750)	2,500.0%	(3,802)	(191.8)%
Net interest income after provision	25,444	23,373	22,349	2,071	8.9%	3,095	13.8%
Total noninterest income	7,753	8,211	8,790	(458)	(5.6)%	(1,037)	(11.8)%
Total noninterest expense	23,850	24,646	25,253	(796)	(3.2)%	(1,403)	(5.6)%
Net income before income taxes	9,347	6,938	5,886	2,409	34.7%	3,461	58.8%
Provision for income taxes	3,197	2,398	2,047	799	33.3%	1,150	56.2%
Net income	6,150	4,540	3,839	1,610	35.5%	2,311	60.2%
Preferred stock dividends	(717)	(717)	(949)	—	0.0%	232	(24.4)%
Net income available to common shareholders	$5,433	$3,823	$2,890	$1,610	42.1%	$2,543	88.0%

KEY RATIOS
Net interest margin	4.19%	4.23%	4.40%
Efficiency ratio	74.32%	76.77%	73.40%
Return on average assets	1.00%	0.75%	0.64%
Return on average shareholders’ equity	10.22%	8.12%	7.37%
Noninterest income as a percentage of operating revenues	24.71%	26.06%	26.54%

“Our operating results continue to improve, reflecting our focus on our strategic initiatives, particularly loan growth and credit quality” said Chairman and CEO Steve Bangert. “The increase in loans during the second quarter was broad-based, across both Colorado and Arizona and nearly all loan categories. It was particularly gratifying to see the progress in the Arizona market, which reported net loan growth for the first time since 2008.

“Our continuing success in attracting new customers to the franchise while retaining and expanding existing relationships should offer us continued opportunities for growth. We believe that we are well positioned to take advantage of solidifying economic environments in both of our markets during the second half of the year.”

Loans

•                  Loans at June 30, 2012 were $1.8 billion, an increase of $88.2 million and $109.7 million from the linked- and prior-year quarter ends, respectively.

•                  The Commercial & Industrial (C&I) portfolio totaled $628.3 million, or 35.6% of total loans at June 30, 2012. Commercial real estate accounted for 47.1% of total loans, with owner-occupied properties tied to the Company’s C&I portfolio representing 51.9% of this category. Overall, 60.0% of total loans at June 30, 2012 related to the Company’s C&I book.

				2Q12 change vs.
(in thousands)	2Q12	1Q12	2Q11	1Q12		2Q11
LOANS
Commercial & industrial	$628,327	$594,812	$592,390	$33,515	5.6%	$35,937	6.1%
Owner occupied real estate	431,968	429,666	417,637	2,302	0.5%	14,331	3.4%
Investor real estate	400,673	376,028	355,015	24,645	6.6%	45,658	12.9%
Land acquisition & development	56,455	58,218	72,104	(1,763)	(3.0)%	(15,649)	(21.7)%
Real estate - construction	65,761	57,422	76,605	8,339	14.5%	(10,844)	(14.2)%
Consumer	132,510	116,833	104,887	15,677	13.4%	27,623	26.3%
Other	50,994	45,468	38,312	5,526	12.2%	12,682	33.1%
Total loans	$1,766,688	$1,678,447	$1,656,950	$88,241	5.3%	$109,738	6.6%

•                  New credit of $164.4 million was added during the second quarter and advances on existing lines totaled $77.7 million. New and advanced loans were offset by paydowns and maturities of $152.0 million during the second quarter.  In addition, the Company charged-off, excluding recoveries, $1.8 million during the second quarter.

•                  Gross credit commitments were relatively flat on a linked-quarter basis but increased by $46.0 million from the prior-year quarter.

•                  Supporting loan growth was an increase in advance rates.  Overall, total credit line utilization increased to 42.0% from 40.1% on a linked-quarter basis.

(in thousands)	2Q12	1Q12	4Q11	3Q11	2Q11
Loans - beginning balance	$1,678,447	$1,637,424	$1,659,799	$1,656,950	$1,636,164
New credit extended	164,414	96,251	93,706	107,904	94,037
Credit advanced	77,683	72,540	59,709	58,371	54,610
Paydowns & maturities	(152,017)	(124,456)	(169,778)	(159,991)	(124,856)
Gross loan charge-offs	(1,839)	(3,312)	(6,012)	(3,435)	(3,005)
Loans - ending balance	$1,766,688	$1,678,447	$1,637,424	$1,659,799	$1,656,950

Net change - loans outstanding	$88,241	$41,023	$(22,375)	$2,849	$20,786
Net change, excluding charge-offs	90,080	44,335	(16,363)	6,284	23,791

Investment Securities

•                  The Company had investment securities available for sale with a carrying value of $612.0 million at June 30, 2012, a $20.4 million decrease from March 31, 2012.

•                  The unrealized gain on the investment portfolio increased $0.1 million from March 31, 2012, to $15.1 million at June 30, 2012.

Deposits and Customer Repurchase Agreements (Repo)

•                  Deposit and Customer Repo balances at June 30, 2012 were $2.1 billion, an increase of $51.7 million and $16.6 million from the linked- and prior-year quarter ends, respectively.

•                  Noninterest-bearing demand accounts were 39.1% of total deposits at June 30, 2012.

•                  As a result of the Company’s favorable funding mix, the average cost of total deposits for the second quarter of 2012 decreased to 33 basis points, compared to 45 basis points in the prior-year quarter.

				2Q12 change vs.
(in thousands)	2Q12	1Q12	2Q11	1Q12		2Q11
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$767,102	$768,620	$713,701	$(1,518)	(0.2)%	$53,401	7.5%
Savings	10,278	10,978	10,221	(700)	(6.4)%	57	0.6%
Eurodollar	—	—	94,047	—	0.0%	(94,047)	(100.0)%
Interest-bearing demand	115,684	115,377	—	307	0.3%	115,684	100.0%
Certificates of deposits under $100,000	31,399	32,231	37,282	(832)	(2.6)%	(5,883)	(15.8)%
Certificates of deposits $100,000 and over	166,938	165,798	227,968	1,140	0.7%	(61,030)	(26.8)%
Reciprocal CDARS	94,336	87,978	92,817	6,358	7.2%	1,519	1.6%
Total interest-bearing deposits	1,185,737	1,180,982	1,176,036	4,755	0.4%	9,701	0.8%
Noninterest-bearing demand deposits	761,252	722,982	736,692	38,270	5.3%	24,560	3.3%
Customer repurchase agreements	127,144	118,499	144,843	8,645	7.3%	(17,699)	(12.2)%
Total deposits and customer repurchase agreements	$2,074,133	$2,022,463	$2,057,571	$51,670	2.6%	$16,562	0.8%

Allowance for Loan and Credit Losses and Credit Quality

•                  Nonperforming assets (NPAs) were $38.6 million at June 30, 2012, a decrease of 40.7% from the prior-year quarter.

•                  NPAs to total assets decreased to 1.53% at June 30, 2012 from 2.69% at June 30, 2011.

•                  As a result of the improvement in credit quality measures and growth in the loan portfolio, the Allowance for Loan and Credit Losses (Allowance) to Loan ratio decreased to 2.89%.  The coverage of Allowance to nonperforming loans was 205%.

•                  The Company had a net recovery on loans for the second quarter of $0.1 million.

•                  Due to improvement in the Company’s credit quality, a provision for loan loss reversal of $1.8 million was recorded during the quarter.

(in thousands)	2Q12	1Q12	2Q11
ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$52,778	$55,629	$61,995
Provision for loan losses	(1,820)	(70)	1,982
Net recovery (charge-off)	143	(2,781)	(2,057)
Ending allowance for loan losses	$51,101	$52,778	$61,920

Beginning allowance for credit losses	$35	$35	$61
Provision for credit losses	—	—	—
Ending allowance for credit losses	$35	$35	$61

Total provision for loan and credit losses	$(1,820)	$(70)	$1,982

CREDIT QUALITY
Nonaccrual loans	$24,950	$27,941	$41,000
Loans 90 days or more past due and accruing interest	—	—	360
Total nonperforming loans	24,950	27,941	41,360
OREO and repossessed assets	13,651	17,224	23,748
Total nonperforming assets	$38,601	$45,165	$65,108

Performing renegotiated loans	$36,010	$27,184	$—

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.53%	1.84%	2.69%
Nonperforming loans to total loans	1.41%	1.66%	2.50%
Nonperforming loans and OREO to total loans and OREO	2.17%	2.66%	3.87%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	2.89%	3.15%	3.74%
Allowance for loan and credit losses to nonperforming loans	204.95%	189.02%	149.86%

Shareholders’ Equity

•                  Total shareholders’ equity was $243.4 million at June 30, 2012, an increase of $3.8 million and $34.3 million from the linked- and prior-year quarter ends, respectively.

•                  The year-over-year equity increase is the result of positive earnings retained by the Company, an equity offering executed in the first quarter of 2012 for net proceeds of $11.8 million, as well as the reversal of a $15.6 million deferred tax asset (DTA) valuation allowance recorded in the fourth quarter of 2011.

•                  Tangible common equity increased to 7.2% of tangible assets at June 30, 2012, from 5.9% at the prior-year quarter end.

•                  The Board of Directors of the Company declared a $0.02 cash dividend on our common stock to be paid on August 6, 2012 to shareholders of record on July 30, 2012.

(in thousands, except per share amounts)	2Q12		1Q12	2Q11
EQUITY MEASURES
Common shareholders’ equity	$186,097		$182,291	$146,440
Total shareholders’ equity	243,435		239,629	209,137

Common shares outstanding at period end	39,708		39,697	37,042

Book value per common share	$4.69		$4.59	$3.95
Tangible book value per common share *	4.60		4.51	3.85

Tangible common equity to tangible assets *	7.23%		7.29%	5.91%
Tangible equity to tangible assets *	9.50%		9.63%	8.51%
Tier 1 capital ratio		**	14.93%	13.45%
Total-risk based capital ratio		**	17.28%	15.97%

* See accompanying reconciliation of non-GAAP measures to GAAP

** Ratios unavailable at the time of release.

Net Interest Income and Margin

•                  Net interest income for the second quarter of 2012 increased $0.4 million on a tax-equivalent basis from the prior linked-quarter, to $24.1 million.

•                  Net interest margin (NIM) for the second quarter of 2012 contracted by four basis points on a linked-quarter basis to 4.19%, and decreased 21 basis points from the prior-year quarter NIM of 4.40%, primarily due to the flat yield curve environment.

•                  Average earning assets of $2.31 billion increased $61.4 million during the second quarter of 2012 from the first quarter of 2012.

•                  The average net loan portfolio increased $67.2 million from the first quarter of 2012, while average cash and investments decreased $5.8 million during the second quarter of 2012.

•                  The yield on average earning assets in the second quarter of 2012 decreased six basis points to 4.57% from 4.63% in the first quarter of 2012.

•                  The rate paid on average interest-bearing liabilities decreased four basis points on a linked-quarter basis to 0.87%.

•                  Including noninterest-bearing demand accounts, the rate paid on average deposits was 0.33% in the second quarter of 2012 compared to 0.35% and 0.45% in the respective linked-and prior-year quarters.

Noninterest Income

•                  As a percentage of total operating revenue, noninterest income fell to 24.7% for the second quarter, from 26.1% for the first quarter of 2012, and 26.5% for the prior-year quarter.

•                  The linked-quarter decrease in noninterest income for the second quarter of 2012 is primarily attributable to lower revenues recognized on equity method investments, which totaled $1.4 million in the first quarter of 2012 versus $0.5 million in the current period.

•                  The reduction in noninterest income from the prior year quarter relates primarily to the Investment Banking segment, which did not close any transactions in the second quarter of 2012.

	Quarter ended			2Q12 change vs.
(in thousands)	2Q12	1Q12	2Q11	1Q12		2Q11
Noninterest income:
Deposit service charges	$1,223	$1,245	$1,224	$(22)	(1.8)%	$(1)	(0.1)%
Investment advisory and trust income	1,253	1,231	1,543	22	1.8%	(290)	(18.8)%
Insurance income	3,400	3,439	3,288	(39)	(1.1)%	112	3.4%
Investment banking income	148	74	857	74	100.0%	(709)	(82.7)%
Other income	1,729	2,222	1,878	(493)	(22.2)%	(149)	(7.9)%
Total noninterest income	$7,753	$8,211	$8,790	$(458)	(5.6)%	$(1,037)	(11.8)%

Operating Expenses

•                  The Company’s efficiency ratio for the second quarter of 2012 was 74.3%, compared to 76.8% for the first quarter of 2012 and 73.4% for the second quarter of 2011.

•                  Salaries and employee benefits decreased $0.8 million in the second quarter of 2012 on a linked-quarter basis.  The decrease was primarily due to a reduction in bonus accruals, as well as seasonal reductions in vacation expense and payroll taxes. In addition, the Company recognized less expense due to the previously announced termination of its supplemental executive retirement plan.

•                  The decline in compensation related expenses over the prior year quarter is attributed to lower base salaries and vacation expense due to reduced headcount, decreased bonus expense and better claims experience on the Company’s self-insured medical plan.

•                  In the second quarter of 2012, the Company recorded losses on OREO of $1.1 million, compared to $0.4 million and $1.5 million in the linked-and prior year quarter ends, respectively.

•                  In the current and prior year periods, the Company recognized net gains on the redemption of investment securities.

	Quarter ended			2Q12 change vs.
(in thousands)	2Q12	1Q12	2Q11	1Q12		2Q11
Noninterest expense:
Salaries and employee benefits	$14,746	$15,573	$15,953	$(827)	(5.3)%	$(1,207)	(7.6)%
Stock-based compensation expense	516	489	341	27	5.5%	175	51.3%
Occupancy expenses, premises and equipment	3,426	3,533	3,322	(107)	(3.0)%	104	3.1%
Amortization of intangibles	159	160	159	(1)	(0.6)%	—	0.0%
Other operating expenses	4,474	4,438	4,535	36	0.8%	(61)	(1.3)%
OREO and repossessed assets	1,070	419	1,457	651	155.4%	(387)	(26.6)%
Investment securities	(541)	34	(514)	(575)	NM	(27)	5.3%
Total noninterest expense	$23,850	$24,646	$25,253	$(796)	(3.2)%	$(1,403)	(5.6)%

NM = Not meaningful

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, July 20, 2012, at 9:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=87891 or by telephone at 877.493.9121, (conference ID #93565773). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.5 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could”, “should” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries and implementation of current legislative or regulatory requirements could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
INCOME STATEMENT DATA
Interest income	$26,842	$28,177	$53,436	$56,368
Interest expense	3,218	3,846	6,509	7,793
NET INTEREST INCOME BEFORE PROVISION	23,624	24,331	46,927	48,575
Provision for loan losses	(1,820)	1,982	(1,890)	3,622
NET INTEREST INCOME AFTER PROVISION	25,444	22,349	48,817	44,953
Noninterest income	7,753	8,790	15,964	16,822
Noninterest expense	23,850	25,253	48,496	50,704
INCOME BEFORE INCOME TAXES	9,347	5,886	16,285	11,071
Provision for income taxes	3,197	2,047	5,595	4,006
NET INCOME	$6,150	$3,839	$10,690	$7,065

Preferred stock dividends	(717)	(949)	(1,434)	(1,895)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,433	$2,890	$9,256	$5,170

EARNINGS PER COMMON SHARE
BASIC	$0.14	$0.08	$0.24	$0.14
DILUTED	$0.14	$0.08	$0.24	$0.14

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			39,708	37,042
Book value per common share			$4.69	$3.95
Tangible book value per common share *			$4.60	$3.85
Tangible common equity to tangible assets *			7.23%	5.91%
Tangible equity to tangible assets *			9.50%	8.51%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total assets	$2,530,133	$2,418,235
Loans	1,766,688	1,656,950
Intangible assets	3,439	3,718
Deposits	1,946,989	1,912,728
Subordinated debentures	93,150	93,150
Common shareholders’ equity	186,097	146,440
Total shareholders’ equity	243,435	209,137
Interest-earning assets	2,355,707	2,254,775
Interest-bearing liabilities	1,480,256	1,444,031

BALANCE SHEET AVERAGES
Average assets	$2,450,965	$2,408,079
Average loans	1,680,561	1,646,834
Average deposits	1,890,100	1,917,664
Average subordinated debentures	93,150	93,150
Average shareholders’ equity	233,546	207,139
Average interest-earning assets	2,279,515	2,246,035
Average interest-bearing liabilities	1,463,434	1,457,358

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2012	2011	2012	2011

PROFITABILITY MEASURES
Net interest margin	4.19%	4.40%	4.21%	4.41%
Efficiency ratio	74.32%	73.40%	75.55%	74.01%
Return on average assets	1.00%	0.64%	0.88%	0.59%
Return on average shareholders’ equity	10.22%	7.37%	9.20%	6.88%
Noninterest income as a percentage of operating revenues	24.71%	26.54%	25.38%	25.72%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans			$24,950	$41,000
Loans 90 days or more past due and accruing interest			—	360
Total nonperforming loans			$24,950	$41,360
OREO & repossessed assets			13,651	23,748
Total nonperforming assets			$38,601	$65,108

Performing renegotiated loans			$36,010	$—

Charge-offs			$(5,151)	$(9,299)
Recoveries			2,513	1,705
Net charge-offs			$(2,638)	$(7,594)

ASSET QUALITY MEASURES
Nonperforming assets to total assets			1.53%	2.69%
Nonperforming loans to total loans			1.41%	2.50%
Nonperforming loans and OREO to total loans and OREO			2.17%	3.87%
Allowance for loan and credit losses to total loans			2.89%	3.74%
Allowance for loan and credit losses to nonperforming loans			204.95%	149.86%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$1,588	$1,481	$3,069	$628,327	0.49%
Real estate - mortgage	3,446	10,090	13,536	832,641	1.63%
Land acquisition & development	2,766	3,516	6,282	56,455	11.13%
Real estate - construction	328	900	1,228	65,761	1.87%
Consumer	234	601	835	132,510	0.63%
Other loans	—	—	—	50,994	0.00%
OREO & repossessed assets	9,037	4,614	13,651	13,651	—
NPAs	$17,399	$21,202	$38,601	$1,780,339	2.17%

Total loans	$1,247,308	$519,380	$1,766,688
Total loans and OREO	1,256,345	523,994	1,780,339
Nonperforming loans to loans	0.67%	3.19%	1.41%
Nonperforming loans and OREO to total loans and OREO	1.38%	4.05%	2.17%

CoBiz Financial Inc.

June 30, 2012

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended June 30, 2012	$24,993	$1	$(13)	$1	$(1,358)	$23,624
Quarter ended March 31, 2012	24,663	3	(8)	—	(1,355)	23,303
Annualized quarterly growth	5.4%	(268.1)%	(251.4)%	—	(.9)%	5.5%

Quarter ended June 30, 2011	$25,577	$2	$(11)	$(1)	$(1,236)	$24,331
Annual growth	(2.3)%	(50.0)%	(18.2)%	200.0%	(9.9)%	(2.9)%

Noninterest income
Quarter ended June 30, 2012	$2,965	$148	$2,134	$2,517	$(11)	$7,753
Quarter ended March 31, 2012	3,430	74	2,261	2,410	36	8,211
Annualized quarterly growth	(54.5)%	402.2%	(22.6)%	17.9%	(525.1)%	(22.4)%

Quarter ended June 30, 2011	$3,065	$857	$2,381	$2,450	$37	$8,790
Annual growth	(3.3)%	(82.7)%	(10.4)%	2.7%	(129.7)%	(11.8)%

Net income
Quarter ended June 30, 2012	$8,837	$(455)	$(359)	$12	$(1,885)	$6,150
Quarter ended March 31, 2012	6,567	(531)	(252)	(57)	(1,187)	4,540
Annualized quarterly growth	139.0%	57.6%	(170.8)%	486.9%	(236.5)%	142.6%

Quarter ended June 30, 2011	$7,910	$(105)	$(161)	$(3)	$(3,802)	$3,839
Annual growth	11.7%	(333.3)%	(123.0)%	500.0%	50.4%	60.2%

Earnings per share (diluted)
Quarter ended June 30, 2012	$0.23	$(0.01)	$(0.01)	$—	$(0.07)	$0.14
Quarter ended March 31, 2012	0.17	(0.01)	(0.01)	—	(0.05)	0.10
Annualized quarterly growth	142.0%	.0%	.0%	—	(160.9)%	160.9%

Quarter ended June 30, 2011	$0.21	$—	$—	$—	$(0.13)	$0.08
Annual growth	9.5%	(100.0)%	(100.0)%	.0%	46.2%	75.0%

Total loans
At June 30, 2012						$1,766,688
At March 31, 2012						1,678,447
Annualized quarterly growth						21.1%

At June 30, 2011						$1,656,950
Annual growth						6.6%

Total deposits and customer repurchase agreements
At June 30, 2012						$2,074,133
At March 31, 2012						2,022,463
Annualized quarterly growth						10.3%

At June 30, 2011						$2,057,571
Annual growth						.8%

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2012	2012	2011	2011	2011

COMMERCIAL BANKING
Income Statement
Total interest income	$26,759	$26,476	$27,214	$27,797	$27,964
Total interest expense	1,766	1,813	1,948	2,155	2,387
Net interest income	24,993	24,663	25,266	25,642	25,577
Provision for loan losses	(1,841)	637	727	(2,068)	584
Net interest income (loss) after provision	26,834	24,026	24,539	27,710	24,993
Noninterest income	2,965	3,430	2,808	1,653	3,065
Noninterest expense	7,424	9,648	8,616	7,403	7,526
Income (loss) before income taxes	22,375	17,808	18,731	21,960	20,532
Provision (benefit) for income taxes	8,161	6,523	2,812	8,149	7,409
Net income (loss) before management fees and overhead allocations	$14,214	$11,285	$15,919	$13,811	$13,123
Management fees and overhead allocations, net of tax	5,377	4,718	5,916	5,705	5,213
Net income	$8,837	$6,567	$10,003	$8,106	$7,910

INVESTMENT BANKING
Income Statement
Total interest income	$1	$3	$2	$1	$2
Total interest expense	—	—	—	—	—
Net interest income	1	3	2	1	2
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	3	2	1	2
Noninterest income	148	74	5,431	205	857
Noninterest expense	823	871	3,160	868	980
Income (loss) before income taxes	(674)	(794)	2,273	(662)	(121)
Provision (benefit) for income taxes	(260)	(303)	870	(253)	(52)
Net income (loss) before management fees and overhead allocations	$(414)	$(491)	$1,403	$(409)	$(69)
Management fees and overhead allocations, net of tax	41	40	33	47	36
Net income (loss)	$(455)	$(531)	$1,370	$(456)	$(105)

WEALTH MANAGEMENT
Income Statement
Total interest income	$—	$—	$—	$—	$1
Total interest expense	13	8	3	2	12
Net interest income	(13)	(8)	(3)	(2)	(11)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(13)	(8)	(3)	(2)	(11)
Noninterest income	2,134	2,261	2,610	2,154	2,381
Noninterest expense	2,459	2,384	2,187	2,191	2,388
Income (loss) before income taxes	(338)	(131)	420	(39)	(18)
Provision (benefit) for income taxes	(140)	(44)	(21)	(4)	(14)
Net income (loss) before management fees and overhead allocations	$(198)	$(87)	$441	$(35)	$(4)
Management fees and overhead allocations, net of tax	161	165	156	164	157
Net income (loss)	$(359)	$(252)	$285	$(199)	$(161)

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2012	2012	2011	2011	2011

INSURANCE
Income Statement
Total interest income	$1	$—	$1	$1	$—
Total interest expense	—	—	—	1	1
Net interest income	1	—	1	—	(1)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	—	1	—	(1)
Noninterest income	2,517	2,410	2,194	2,089	2,450
Noninterest expense	2,318	2,328	2,300	2,181	2,307
Income (loss) before income taxes	200	82	(105)	(92)	142
Provision (benefit) for income taxes	81	36	(314)	(29)	58
Net income (loss) before management fees and overhead allocations	$119	$46	$209	$(63)	$84
Management fees and overhead allocations, net of tax	107	103	80	115	87
Net income (loss)	$12	$(57)	$129	$(178)	$(3)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$81	$115	$67	$(187)	$210
Total interest expense	1,439	1,470	1,481	1,480	1,446
Net interest income	(1,358)	(1,355)	(1,414)	(1,667)	(1,236)
Provision for loan losses	21	(707)	(347)	2,068	1,398
Net interest income (loss) after provision	(1,379)	(648)	(1,067)	(3,735)	(2,634)
Noninterest income	(11)	36	40	(50)	37
Noninterest expense	10,826	9,415	10,350	10,587	12,052
Income (loss) before income taxes	(12,216)	(10,027)	(11,377)	(14,372)	(14,649)
Provision (benefit) for income taxes	(4,645)	(3,814)	(15,359)	(5,511)	(5,354)
Net income (loss) before management fees and overhead allocations	$(7,571)	$(6,213)	$3,982	$(8,861)	$(9,295)
Management fees and overhead allocations, net of tax	(5,686)	(5,026)	(6,185)	(6,031)	(5,493)
Net income (loss)	$(1,885)	$(1,187)	$10,167	$(2,830)	$(3,802)

CONSOLIDATED
Income Statement
Total interest income	$26,842	$26,594	$27,284	$27,612	$28,177
Total interest expense	3,218	3,291	3,432	3,638	3,846
Net interest income	23,624	23,303	23,852	23,974	24,331
Provision for loan losses	(1,820)	(70)	380	—	1,982
Net interest income (loss) after provision	25,444	23,373	23,472	23,974	22,349
Noninterest income	7,753	8,211	13,083	6,051	8,790
Noninterest expense	23,850	24,646	26,613	23,230	25,253
Income (loss) before income taxes	9,347	6,938	9,942	6,795	5,886
Provision (benefit) for income taxes	3,197	2,398	(12,012)	2,352	2,047
Net income (loss) before management fees and overhead allocations	$6,150	$4,540	$21,954	$4,443	$3,839
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income	$6,150	$4,540	$21,954	$4,443	$3,839

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2012	2012	2011	2011	2011
Interest income	$26,842	$26,594	$27,284	$27,612	$28,177
Interest expense	3,218	3,291	3,432	3,638	3,846
Net interest income before provision	23,624	23,303	23,852	23,974	24,331
Provision for loan losses	(1,820)	(70)	380	—	1,982
Net interest income after provision	25,444	23,373	23,472	23,974	22,349
Noninterest income:
Deposit service charges	$1,223	$1,245	$1,223	$1,274	$1,224
Investment advisory and trust income	1,253	1,231	1,298	1,291	1,543
Insurance income	3,400	3,439	3,501	2,952	3,288
Investment banking income	148	74	5,431	205	857
Other income	1,729	2,222	1,630	329	1,878
Total noninterest income	7,753	8,211	13,083	6,051	8,790
Noninterest expense:
Salaries and employee benefits	$14,746	$15,573	$17,826	$14,212	$15,953
Stock-based compensation expense	516	489	357	372	341
Occupancy expenses, premises and equipment	3,426	3,533	3,576	3,358	3,322
Amortization of intangibles	159	160	159	160	159
Other operating expenses	4,474	4,438	3,940	4,272	4,535
Net loss on securities, other assets and OREO	529	453	755	856	943
Total noninterest expense	23,850	24,646	26,613	23,230	25,253
Net income before income taxes	9,347	6,938	9,942	6,795	5,886
Provision (benefit) for income taxes	3,197	2,398	(12,012)	2,352	2,047
Net income	$6,150	$4,540	$21,954	$4,443	$3,839

Preferred stock dividends	(717)	(717)	(717)	(2,535)	(949)
Net income available to common shareholders	$5,433	$3,823	$21,237	$1,908	$2,890

Earnings per common share
Basic	$0.14	$0.10	$0.57	$0.05	$0.08
Diluted	$0.14	$0.10	$0.57	$0.05	$0.08

PROFITABILITY MEASURES
Net interest margin	4.19%	4.23%	4.27%	4.32%	4.40%
Efficiency ratio	74.32%	76.77%	70.01%	74.52%	73.40%
Return on average assets	1.00%	0.75%	3.61%	0.74%	0.64%
Return on average shareholders’ equity	10.22%	8.12%	42.89%	8.50%	7.37%
Noninterest income as a percentage of operating revenues	24.71%	26.06%	35.42%	20.15%	26.54%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	39,708	39,697	37,090	37,067	37,042
Book value per common share	$4.69	$4.59	$4.39	$3.83	$3.95
Tangible book value per common share *	$4.60	$4.51	$4.30	$3.73	$3.85

Tangible common equity to tangible assets *	7.23%	7.29%	6.58%	5.74%	5.91%
Tangible equity to tangible assets *	9.50%	9.63%	8.95%	8.12%	8.51%
Tier 1 capital ratio	**	14.93%	13.98%	13.21%	13.45%
Total risk based capital ratio	**	17.28%	16.33%	15.68%	15.97%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	At
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2012	2012	2011	2011	2011
PERIOD END BALANCES
Total assets	$2,530,133	$2,458,289	$2,423,504	$2,416,052	$2,418,235
Loans	1,766,688	1,678,447	1,637,424	1,659,799	1,656,950
Intangible assets	3,439	3,239	3,399	3,558	3,718
Deposits	1,946,989	1,903,964	1,918,406	1,880,517	1,912,728
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	186,097	182,291	162,744	141,982	146,440
Total shareholders’ equity	243,435	239,629	220,082	199,341	209,137
Interest-earning assets	2,355,707	2,284,829	2,239,700	2,241,026	2,254,775
Interest-bearing liabilities	1,480,256	1,460,302	1,438,691	1,472,311	1,444,031

LOANS
Commercial	$628,327	$594,812	$568,962	$587,345	$592,390
Real estate - mortgage	832,641	805,694	784,491	782,771	772,652
Land acquisition & development	56,455	58,218	61,977	67,944	72,104
Real estate - construction	65,761	57,422	63,141	68,442	76,605
Consumer	132,510	116,833	116,676	112,709	104,887
Other	50,994	45,468	42,177	40,588	38,312
Gross loans	1,766,688	1,678,447	1,637,424	1,659,799	1,656,950
Less allowance for loan losses	(51,101)	(52,778)	(55,629)	(59,695)	(61,920)
Total net loans	$1,715,587	$1,625,669	$1,581,795	$1,600,104	$1,595,030

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$767,102	$768,620	$773,826	$718,689	$713,701
Interest-bearing demand	115,684	115,377	10,385	—	—
Savings	10,278	10,978	10,631	10,251	10,221
Eurodollar	—	—	97,748	104,971	94,047
Certificates of deposits under $100,000	31,399	32,231	34,575	36,126	37,282
Certificates of deposits $100,000 and over	166,938	165,798	180,790	208,965	227,968
Reciprocal CDARS	94,336	87,978	89,638	93,909	92,817
Total interest-bearing deposits	1,185,737	1,180,982	1,197,593	1,172,911	1,176,036
Noninterest-bearing demand deposits	761,252	722,982	720,813	707,606	736,692
Customer repurchase agreements	127,144	118,499	127,948	131,877	144,843
Total deposits and customer repurchase agreements	$2,074,133	$2,022,463	$2,046,354	$2,012,394	$2,057,571

BALANCE SHEET AVERAGES
Average assets	$2,476,936	$2,424,709	$2,413,877	$2,385,937	$2,404,666
Average loans	1,712,917	1,647,846	1,654,437	1,656,737	1,648,368
Average deposits	1,893,456	1,886,707	1,904,601	1,880,859	1,910,382
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	242,098	224,899	203,064	207,462	208,886
Average interest-earning assets	2,310,064	2,248,628	2,246,836	2,230,789	2,244,327
Average interest-bearing liabilities	1,481,794	1,444,649	1,462,576	1,447,242	1,454,821

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$52,778	$55,629	$59,695	$61,920	$61,995
Provision for loan losses	(1,820)	(70)	380	—	1,982
Net recovery (charge-off)	143	(2,781)	(4,446)	(2,225)	(2,057)
Ending allowance for loan losses	$51,101	$52,778	$55,629	$59,695	$61,920

Beginning allowance for credit losses	$35	$35	$61	$61	$61
Provision for credit losses	—	—	(26)	—	—
Ending allowance for credit losses	$35	$35	$35	$61	$61

Total provision for loan and credit losses	$(1,820)	$(70)	$354	$—	$1,982

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$24,950	$27,941	$27,024	$41,365	$41,000
Loans 90 days or more past due and accruing interest	—	—	212	—	360
Total nonperforming loans	24,950	27,941	27,236	41,365	41,360
OREO and repossessed assets	13,651	17,224	18,502	20,986	23,748
Total nonperforming assets	$38,601	$45,165	$45,738	$62,351	$65,108

Performing renegotiated loans	$36,010	$27,184	$20,633	$659	$—

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.53%	1.84%	1.89%	2.58%	2.69%
Nonperforming loans to total loans	1.41%	1.66%	1.66%	2.49%	2.50%
Nonperforming loans and OREO to total loans and OREO	2.17%	2.66%	2.76%	3.71%	3.87%
Allowance for loan and credit losses to total loans	2.89%	3.15%	3.40%	3.60%	3.74%
Allowance for loan and credit losses to nonperforming loans	204.95%	189.02%	204.38%	144.46%	149.86%

CoBiz Financial Inc.

June 30, 2012

(unaudited)

	Three months ended,
	June 30, 2012			March 31, 2012			June 30, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$21,379	$24	0.44%	$21,276	$26	0.48%	$36,953	$38	0.41%
Investment securities	629,087	5,331	3.39%	634,960	5,399	3.40%	621,276	5,864	3.78%
Loans	1,712,917	21,937	5.07%	1,647,846	21,536	5.17%	1,648,368	22,584	5.42%
Allowance for loan losses	(53,319)			(55,454)			(62,270)
Total interest-earning assets	$2,310,064	$27,292	4.57%	$2,248,628	$26,961	4.63%	$2,244,327	$28,486	4.88%

Noninterest-earning assets	166,872			176,081			160,339
Total assets	$2,476,936			$2,424,709			$2,404,666

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$764,077	$938	0.49%	$766,870	$988	0.52%	$721,222	$1,181	0.66%
Interest-bearing demand	110,928	137	0.50%	102,894	156	0.61%	—	—	0.00%
Savings	10,386	3	0.12%	10,882	3	0.11%	9,870	5	0.20%
Eurodollar	—	—	0.00%	—	—	0.00%	93,224	174	0.74%
Certificates of deposit
Reciprocal	94,652	115	0.49%	89,480	113	0.51%	97,478	144	0.59%
Under $100,000	31,758	50	0.63%	33,360	59	0.71%	38,794	93	0.96%
$100,000 and over	165,506	308	0.75%	167,463	327	0.79%	232,456	535	0.92%
Total interest-bearing deposits	$1,177,307	$1,551	0.53%	$1,170,949	$1,646	0.57%	$1,193,044	$2,132	0.72%
Other borrowings
Securities sold under agreements to repurchase	125,525	97	0.31%	131,072	107	0.32%	160,832	209	0.51%
Other short-term borrowings	85,812	68	0.31%	49,478	36	0.29%	7,795	4	0.20%
Long-term debt	93,150	1,502	6.38%	93,150	1,502	6.38%	93,150	1,501	6.37%
Total interest-bearing liabilities	$1,481,794	$3,218	0.87%	$1,444,649	$3,291	0.91%	$1,454,821	$3,846	1.05%
Noninterest-bearing demand accounts	716,149			715,758			717,338
Total deposits and interest-bearing liabilities	2,197,943			2,160,407			2,172,159
Other noninterest-bearing liabilities	36,895			39,403			23,621
Total liabilities	2,234,838			2,199,810			2,195,780
Total equity	242,098			224,899			208,886
Total liabilities and equity	$2,476,936			$2,424,709			$2,404,666
Net interest income - taxable equivalent		$24,074			$23,670			$24,640
Net interest spread			3.70%			3.72%			3.83%
Net interest margin			4.19%			4.23%			4.40%
Ratio of average interest-earning assets to average interest-bearing liabilities	155.90%			155.65%			154.27%

CoBiz Financial Inc.

June 30, 2012

	For the six months ended June 30,
	2012			2011
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$21,327	$50	0.46%	$38,095	$75	0.39%
Investment securities	632,007	10,730	3.40%	625,159	11,855	3.79%
Loans	1,680,561	43,473	5.12%	1,646,834	44,953	5.43%
Allowance for loan losses	(54,380)			(64,053)
Total interest earning-assets	$2,279,515	$54,253	4.60%	$2,246,035	$56,883	4.89%

Noninterest-earning assets	171,450			162,044
Total assets	$2,450,965			$2,408,079

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$765,466	$1,926	0.51%	$698,922	$2,287	0.66%
Interest-bearing demand	107,044	293	0.55%	—	—	0.00%
Savings	10,632	6	0.11%	9,618	10	0.21%
Eurodollar	—	—	0.00%	95,433	356	0.74%
Certificates of deposit
Brokered under $100,000	—	—	0.00%	10	—	1.37%
Reciprocal	92,080	228	0.50%	123,391	407	0.67%
Under $100,000	32,554	109	0.67%	40,035	200	1.01%
$100,000 and over	166,480	635	0.77%	230,941	1,124	0.98%
Total interest-bearing deposits	$1,174,256	$3,197	0.55%	$1,198,350	$4,384	0.74%
Other borrowings
Securities sold under agreements to repurchase	128,283	204	0.31%	158,826	416	0.52%
Other short-term borrowings	67,745	104	0.30%	7,032	9	0.25%
Long-term debt	93,150	3,004	6.38%	93,150	2,984	6.37%
Total interest-bearing liabilities	$1,463,434	$6,509	0.89%	$1,457,358	$7,793	1.07%
Noninterest-bearing demand accounts	715,844			719,314
Total deposits and interest-bearing liabilities	2,179,278			2,176,672
Other noninterest-bearing liabilities	38,141			24,268
Total liabilities	2,217,419			2,200,940
Total equity	233,546			207,139
Total liabilities and equity	$2,450,965			$2,408,079
Net interest income - taxable equivalent		$47,744			$49,090
Net interest spread			3.71%			3.82%
Net interest margin			4.21%			4.41%
Ratio of average interest-earning assets to average interest-bearing liabilities	155.76%			154.12%

CoBiz Financial Inc.

June 30, 2012

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity, and tangible assets. These items have been adjusted to exclude intangible assets and preferred stock. The table also includes Non-GAAP financial measurements related to earnings per share as adjusted for items the Company does not believe are representative of its core earnings.

		At
		June 30,	March 31,	December 31,	September 30,	June 30,
		2012	2012	2011	2011	2011

	Shareholders’ equity as reported - GAAP	$243,435	$239,629	$220,082	$199,341	$209,137
	Intangible assets	(3,439)	(3,239)	(3,399)	(3,558)	(3,718)

A	Tangible equity - Non-GAAP	239,996	236,390	216,683	195,783	205,419
	Preferred stock	(57,338)	(57,338)	(57,338)	(57,359)	(62,697)

B	Tangible common equity - Non-GAAP	$182,658	$179,052	$159,345	$138,424	$142,722

	Total assets as reported - GAAP	$2,530,133	$2,458,289	$2,423,504	$2,416,052	$2,418,235
	Intangible assets	(3,439)	(3,239)	(3,399)	(3,558)	(3,718)

C	Total tangible assets - Non-GAAP	$2,526,694	$2,455,050	$2,420,105	$2,412,494	$2,414,517

D	Common shares outstanding	39,708	39,697	37,090	37,067	37,042

B / C	Tangible common equity to tangible assets - Non-GAAP	7.23%	7.29%	6.58%	5.74%	5.91%
A / C	Tangible equity to tangible assets - Non-GAAP	9.50%	9.63%	8.95%	8.12%	8.51%

B / D	Tangible book value per common share - Non-GAAP	$4.60	$4.51	$4.30	$3.73	$3.85

	Net income available to common shareholders as reported - GAAP	$5,433	$3,823	$21,237	$1,908	$2,890
	Effect of excluding:
E	Deferred tax valuation allowance	—	—	(15,596)	—	—
F	Accretion of preferred stock discount recorded in the quarter of redemption and original issuance costs	—	—	—	1,753	—
	Adjusted net income available to common shareholders- Non-GAAP	$5,433	$3,823	$5,641	$3,661	$2,890

	Earnings per common share - GAAP	$0.14	$0.10	$0.57	$0.05	$0.08
E / D	Effect of deferred tax valuation allowance	—	—	(0.42)	—	—
F / D	Effect of discount accretion and issuance cost exclusion	—	—	—	0.05	—
	Adjusted earnings per common share - Non-GAAP	$0.14	$0.10	$0.15	$0.10	$0.08